Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-8 No. 333-259166) pertaining to the Perella Weinberg Partners 2021 Omnibus Incentive Plan and
2.Registration Statement (Form S-8 No. 333-263027) pertaining to the Perella Weinberg Partners 2021 Omnibus Incentive Plan, as amended;
of our report dated March 11, 2022, with respect to the consolidated financial statements of Perella Weinberg Partners included in this Amendment No. 1 to the Annual Report (Form 10-K/A) of Perella Weinberg Partners for the year ended December 31, 2021.

/s/ Ernst & Young LLP

New York, New York
July 7, 2022